Exhibit 99.1

Allurion Intends to Appeal NYSE Notice of Delisting While Executing Plan to Regain Compliance and Expects to Remain Trading

Company’s recent FDA approval catalyzes plan to regain compliance with listing requirements of NYSE or another exchange; shares of common stock expected to continue trading on NYSE during appeal process

NATICK, Mass. – March 2, 2026 – Allurion Technologies, Inc. (the “Company”) (NYSE: ALUR), a pioneer in metabolically healthy weight loss, has received notice from the New York Stock Exchange (NYSE) that it intends to initiate delisting proceedings against Allurion after the Company was unable to demonstrate that it had regained compliance with Section 802.01B of the Listed Company Manual requiring listed companies to maintain either (i) at least $50 million in stockholders’ equity or (ii) at least $50 million in total market capitalization on a 30-trading day average basis. The Company has a right to a review of this determination by a Committee of the Board of Directors of the Exchange (the “Committee”).

Allurion intends to appeal, and the Company expects its common stock to continue to trade on the NYSE during the appeal process.

“We have been in regular contact with the NYSE about our step-by-step plan to regain compliance with its listing standards or initiate listing on the NYSE American,” said Dr. Shantanu Gaur, Founder and Chief Executive Officer. “The first step in our plan was receiving FDA approval on February 20, 2026. We believe this approval will catalyze the remaining parts of our plan to regain compliance or relist, and we expect our common stock to remain trading on the NYSE while we execute this plan.”

The Company’s efforts to regain compliance with the continued listing requirements of the NYSE or gain compliance with the initial listing requirements of another exchange are ongoing and include discussions and negotiations with existing creditors and security holders, as well as capital raising efforts. In furtherance thereof, the Company has previously announced an agreement with its largest creditor to exchange all of its outstanding debt securities for shares of preferred stock at an exchange ratio representing a substantial premium to the Company’s current trading price, subject to certain conditions, and the completion of a warrant inducement transaction on February 24, 2026.

While the Company is working diligently to regain compliance and intends to appeal the NYSE staff determination, there is no guarantee that the Company will regain compliance with and remain listed on the NYSE, or be able to relist on another national exchange.

Forward-Looking Statements

This press release contains forward-looking statements that reflect Allurion’s beliefs and assumptions based on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terms, although not all forward-looking statements contain these words. Although Allurion believes it has a reasonable basis for each forward-looking statement contained in this release, these statements involve risks and uncertainties that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Forward-looking statements in this press release include, but are not limited to, statements regarding: our efforts to regain compliance with the NYSE continued listing standards or apply for an initial listing on another exchange; our ability to obtain capital through an equity financing or otherwise; our expectations relating to the use of the Allurion Gastric Balloon System (including in combination with GLP-1 therapies) to treat obesity, including with respect to its therapeutic benefits and the acceptance of Allurion’s products in the marketplace; our estimates regarding the number of patients using GLP-1 therapies; establishing a new standard for weight loss; pioneering in, and providing more patients and providers access to, metabolically healthy weight loss; and other statements about future events that reflect the current beliefs and assumptions of Allurion’s management based on information currently available to management.

Allurion cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, general economic, political and business conditions; the ability of Allurion to obtain and maintain regulatory approval for, and successfully commercialize, the Allurion Gastric Balloon System, including the Allurion Smart Capsule; the timing of, and results from, Allurion’s clinical studies and trials, including with respect to the combination of GLP-1s with the Allurion Smart Capsule; the evolution of the markets in which Allurion competes, including the impact of GLP-1 drugs; the ability of Allurion to regain compliance with the continued listing standards of the New York Stock Exchange or qualify for an initial listing on another exchange; a changing regulatory landscape in the highly competitive industry in which Allurion competes; the impact of the imposition of current and potential tariffs and trade negotiations, and those factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 27, 2025, and as amended on August 19, 2025, and updated from time to time by its other filings with the SEC, and its Quarterly Report on Form 10-Q filed with the SEC on November 17, 2025. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Allurion undertakes no obligation to update any forward-looking statements to reflect any new information, events, or circumstances after the date they are made, or to reflect the occurrence of unanticipated events, other than as required by applicable law.

Investor Contact

investors@allurion.com